    As filed with the Securities and Exchange Commission on November 2, 2000

                                                      Registration No. 333-43104
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                            TO REGISTRATION STATEMENT
                                   ON FORM S-4
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                 CEPHALON, INC.
               (Exact name of issuer as specified in its charter)


                   Delaware                              23-2484489
        (State or other jurisdiction of    (I.R.S. Employer Identification No.)
        incorporation of organization)



                             145 Brandywine Parkway
                        West Chester, Pennsylvania 19380
                                 (610) 344-0200
                    (Address of principal executive offices)


                   ANESTA CORP. STOCK OPTION PLAN, AS AMENDED
     ANESTA CORP. 1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plans)

                              John E. Osborn, Esq.
               Senior Vice President, General Counsel & Secretary
                                 Cephalon, Inc.
                             145 Brandywine Parkway
                        West Chester, Pennsylvania 19380
                     (Name and address of agent for service)

                                 (610) 344-0200
          (Telephone number, including area code, of agent for service)

                               ------------------

                                    COPY TO:
                               John F. Bales, Esq.
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 963-5478




This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 relates to shares of the Registrant's common stock originally registered on the Registration Statement on Form S-4 (No. 333-43104) to which this is an amendment, that will not be issued in the merger described in the Form S-4 and that are issuable with respect to the plans referred to on the cover page. The registration fees in respect of such shares of common stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating thereto. In addition, the Registration Statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.


================================================================================

                             INTRODUCTORY STATEMENT

Cephalon, Inc. ("Cephalon") hereby amends its Registration Statement on Form S-4 (No. 333-43104), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to the sale of up to 804,143 shares of the Common Stock, par value $.01 per share, of Cephalon (the "Cephalon Common Stock") issuable upon the exercise of options granted under the Anesta Corp Stock Option Plan, as amended, and the Anesta Corp. 1993 Non-Employee Directors' Stock Option Plan, as amended (together, the "Plans").

On October 10, 2000, pursuant to an Agreement of Merger, dated as of July 14, 2000 (the "Merger Agreement"), among Cephalon, a Delaware corporation, C Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Cephalon ("Merger Sub"), and Anesta Corp., a Delaware corporation ("Anesta"), Merger Sub was merged with and into Anesta. As a result of such merger, Anesta became a wholly-owned subsidiary of Cephalon and each outstanding share of of Common Stock, par value $.01 per share, of Anesta ("Anesta Common Stock") was converted into 0.4765 shares of Cephalon Common Stock. In addition, each outstanding option issued pursuant to the Plans is no longer exercisable for shares of Anesta Common Stock, but instead, constitutes an option to acquire, on substantially the same terms and conditions as were applicable under such option, shares of Cephalon Common Stock.

This Post-Effective Amendment relates only to the shares of Cephalon Common Stock issuable on the exercise of stock options under the Plans and is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, as filed by the Registrant with the Securities and Exchange Commission (the "Commission") by Cephalon, Inc. (the "Registrant" or "Cephalon"), are incorporated by reference in this Post-Efective Amendment No. 1 on Form S-8 (the "Registration Statement") to Form S-4 Registration Statement and made a part hereof:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including all material incorporated by reference therein (the "Form 10-K").

         (b) Quarterly Reports on Form 10-Q for the fiscal quarters March 31, 2000 and June 30, 2000 filed pursuant to Section 13(a) or 15(d) of the Exchange Act, including all material incorporated by reference therein.

         (c) Current Report on Forms 8-K filed with the Commission on July 21, 2000, July 31, 2000 and October 18, 2000.

         (d) Registration Statement on Form 8-A filed on March 15, 1991, setting forth the description of the Cephalon common stock, including all material incorporated by reference therein.

         (e) Registration Statements on Form 8-A/A filed on January 20, 1999 and August 2, 2000, containing the description of the Cephalon stockholder rights plan, including all material incorporated by reference therein.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

INDEPENDENT PUBLIC ACCOUNTANTS

         The consolidated balance sheets of the Registrant as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference in this Registration Statement from the Form 10-K, together will all amendments thereto, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Arthur Andersen LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given on the authority of such firm as experts in auditing and accounting.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations.
Article 9 of Cephalon's By-Laws provides for the indemnification of directors, officers, employees and agents of Cephalon to the maximum extent permitted by the Delaware General Corporation Law. Section 145 empowers a corporation to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Cephalon's By-laws permit it to purchase insurance on behalf of such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Cephalon would have the power to indemnify him against such liability under the foregoing provision of the By-laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of exhibits filed as part of this Registration Statement.

EXHIBIT
NUMBER                                      EXHIBIT
------                                      -------

5                 Opinion of Morgan, Lewis & Bockius LLP (Incorporated by reference to Exhibit 5 to the
                  Registrant's Registration Statement on Form S-4, File No. 333-43104).
23.1*             Consent of Arthur Andersen LLP.
23.2              Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5).
99.1*             Anesta Corp. Stock Option Plan, as amended.
99.2*             Anesta Corp. 1993 Non-employee Directors' Stock Option Plan, as amended.


------------

* Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania on October 31, 1999.

                                   CEPHALON, INC.



                                   By:    /s/ FRANK BALDINO, JR.
                                          -------------------------
                                          Frank Baldino, Jr., Ph.D.
                                          Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.


                              SIGNATURE                                       TITLE                           DATE
         ---------------------------------------------------- --------------------------------------- ----------------------
         /s/ FRANK BALDINO, JR.                               Chairman and Chief Executive Officer      October 31, 2000
         ---------------------------------------------------- (Principal Executive Officer)
         Frank Baldino, Jr., Ph.D.



         /s/ J. KEVIN BUCHI                                   Sr. Vice President and Chief              October 31, 2000
         ---------------------------------------------------  Financial Officer (Principal
         J. Kevin Buchi                                       Financial and Accounting Officer)




         /s/ WILLIAM P. EGAN                                  Director                                  October 31, 2000
         ---------------------------------------------------
         William P. Egan



         /s/ ROBERT J. FEENEY, PH.D.                          Director                                  October 31, 2000
         ---------------------------------------------------
         Robert J. Feeney, Ph.D.



         /s/ MARTYN D. GREENACRE                              Director                                  October 31, 2000
         ---------------------------------------------------
         Martyn D. Greenacre



         /s/ DAVID R. KING                                    Director                                  October 31, 2000
         ---------------------------------------------------
         David R. King



         /s/ KEVIN E. MOLEY                                   Director                                  October 31, 2000
         ---------------------------------------------------
         Kevin E. Moley



         /s/ HORST WITZEL, DR.-ING                            Director                                  October 31, 2000
         ---------------------------------------------------
         Horst Witzel, Dr.-Ing


                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                      EXHIBIT
------                                      -------
5                 Opinion of Morgan, Lewis & Bockius LLP (Incorporated by reference to Exhibit 5 to the Registrant's
                  Registration Statement on Form S-4, File No. 333-43104).
23.1*             Consent of Arthur Andersen LLP.
23.2              Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5).
99.1*             Anesta Corp. Stock Option Plan, as amended.
99.2*             Anesta Corp. 1993 Non-employee Directors' Stock Option Plan, as amended.


------------

* Filed herewith.